EXHIBIT 10.24
                           LOAN AND SECURITY AGREEMENT



                            Dated as of June 2, 2000



                                      among


                               OMNI PRODUCTS, INC.

                                       and

                            OMNI RAIL PRODUCTS, INC.


                                  as Borrowers


                                       and


                         LASALLE BUSINESS CREDIT, INC.,

                                    as Lender



                                   $7,500,000



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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page

1.      DEFINITIONS..........................................................1
   (a)    General Definitions................................................1
   (b)    Accounting Terms and Definitions...................................7
2.      REVOLVING LOANS......................................................8
3.      TERM LOANS...........................................................8
4.      ACQUISITION FACILITY................................................10
5.      INTEREST, FEES AND CHARGES..........................................10
   (a)    Rate of Interest..................................................10
   (b)    Default Rate of Interest..........................................10
   (c)    Computation of Interest and Fees..................................10
   (d)    Maximum Interest..................................................10
   (e)    Facility Fee......................................................10
   (f)    Unused Facility Fee...............................................10
   (g)    Collateral Maintenance Fee........................................10
6.      LOAN ADMINISTRATION.................................................11
   (a)    Loan Requests.....................................................11
   (b)    Disbursement......................................................11
7.      GRANT OF SECURITY INTEREST TO LASALLE...............................11
8.      PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS
        THEREI1N............................................................12
9.      POSSESSION OF COLLATERAL AND RELATED MATTERS........................12
10.     COLLECTIONS.........................................................12
11.     SCHEDULES AND REPORTS...............................................13
12.     TERMINATION.........................................................14
13.     REPRESENTATIONS AND WARRANTIES......................................14
14.     COVENANTS...........................................................17
15.     CONDITIONS PRECEDENT................................................22
16.     DEFAULT.............................................................24
17.     REMEDIES UPON AN EVENT OF DEFAULT...................................25
18.     INDEMNIFICATION.....................................................25
19.     NOTICES.............................................................26
20.     CHOICE OF GOVERNING LAW AND CONSTRUCTION............................26
21.     FORUM SELECTION AND SERVICE OF PROCESS..............................26
22.     MODIFICATION AND BENEFIT OF AGREEMENT...............................26
23.     HEADINGS OF SUBDIVISIONS............................................26
24.     POWER OF ATTORNEY...................................................26
25.     WAIVER OF JURY TRIAL; OTHER WAIVERS.................................26
26.     ADVERTISING.........................................................27
27.     BORROWERS' ACKNOWLEDGMENT...........................................27
28.     JOINT AND SEVERAL LIABILITY.........................................27
29.     APPOINTMENT OF OMNI AS AGENT........................................27

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30.     CONFIDENTIALITY.....................................................27


                             EXHIBITS AND SCHEDULES

EXHIBIT A         CONCENTRATION LIMITS
EXHIBIT B         BUSINESS AND COLLATERAL LOCATIONS
EXHIBIT C         PERMITTED LIENS
EXHIBIT D         FORM OF COMPLIANCE CERTIFICATE
EXHIBIT E         REPORTING REQUIREMENTS

SCHEDULE 1(a)            OMNI'S STANDARD WARRANTY
SCHEDULE 13(i)           LITIGATION
SCHEDULE 13(q)           INDEBTEDNESS
SCHEDULE 13(s)           PARENTS, SUBSIDIARIES AND DIVISIONS
SCHEDULE 13(x)           LICENSE AGREEMENTS
SCHEDULE 15(a)(i)        CLOSING AGENDA

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                           LOAN AND SECURITY AGREEMENT


       THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of this 2nd day of June, 2000, by and among LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LaSalle"), with its office at One Centerpointe Drive, Suite 100, Lake Oswego, Oregon 97035, OMNI PRODUCTS, INC., an Oregon corporation with its principal office at 975 S.E. Sandy Boulevard, Suite 200, Portland, Oregon 97214 ("Omni") and OMNI RAIL PRODUCTS, INC., a Delaware corporation with its principal office at 975 S.E. Sandy Boulevard, Suite 200, Portland, Oregon 97214 ("Rail"). Omni and Rail are referred to in this Agreement collectively as "Borrowers" and each individually as a "Borrower."

                                   WITNESSETH:

              WHEREAS, from time to time Borrowers may request LaSalle to make loans and advances to and extend certain credit accommodations to Borrowers, and the parties wish to provide for the terms and conditions upon which such loans, advances and credit accommodations shall be made.

              NOW, THEREFORE, in consideration of any loans, advances and credit accommodations (including any loans by renewal or extension) hereafter made to Borrowers by LaSalle, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

     1.       DEFINITIONS.

              (a) General Definitions.
                  -------------------

              "A/R Advance Rate" means, at any time, the percentage set forth below opposite the applicable average Dilution of Borrower's Accounts for the six months preceding the time of such determination:

                     Dilution                         A/R Advance Rate
                     --------                         ----------------

                     0-5%                                     85%
                     5.1-6%                                   83%
                     6.1-7%                                   81%
                     7.1-8%                                   79%
                     8.1-9%                                   77%
                     9.1-10%                                  75%
                     More than 10%                            Rate determined by
                                                              LaSalle in the
                                                              exercise of its
                                                              reasonable credit
                                                              judgment

              "Account," "Account Debtor," "Chattel Paper," "Deposit Accounts," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments," "Inventory," and "Investment Property" shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Oregon Uniform Commercial Code.

              "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under common control with another specified Person.

              "Acquisition Facility" shall mean the sum of $2,500,000.

              "Bank" shall mean LaSalle Bank National Association.

              "Borrowing Base" shall have the meaning specified in paragraph
               2(b) hereof.

              "Business Day" shall mean (i) any day other than a Saturday, Sunday, or such other day as banks in Chicago, Illinois or Portland, Oregon are authorized or required to be closed for business.

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              "Capital Expenditures" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts in a balance sheet of a specified Person.

              "Capital Expenditure Facility" shall mean the sum of $300,000.

              "Change of Control" shall mean if at any time any Person owns or controls, of record or beneficially, through one or more Affiliates or other Persons, an aggregate of more than fifty percent (50%) of the voting securities of Rail or if Rail shall cease, directly or indirectly, of record or beneficially, to own or control in the aggregate at least eighty percent (80%) of the voting shares of Omni free and clear of all liens and security interests.

              "Closing Agenda" shall have the meaning specified in paragraph
               15(a)(i) hereof.

              "Closing Date" shall mean the date first stated above.

              "Collateral" shall mean all of the personal property of Borrowers described in paragraph 7 hereof, and all other real and personal property of any Obligor or any other Person now or hereafter pledged or granted to LaSalle to secure, either directly or indirectly, repayment of any of the Liabilities.

              "Contract Year" shall mean each one-year period beginning on the Closing Date and on each anniversary of the Closing Date.

              "Debt Service Coverage Ratio" shall mean, with respect to any period, the ratio of (i) net income after taxes for such period (excluding any gains on the sale of assets other than the sale of Inventory in the ordinary course of business and excluding other extraordinary after tax gains), plus depreciation and amortization deducted in determining net income for such period, minus Capital Expenditures for such period not financed, to (ii) current principal maturities of long term debt and capitalized leases paid or scheduled to be paid during such period, plus any prepayments on indebtedness owed to any Person (except trade payables, revolving loans, and any prepayments made from the proceeds of permitted sales of fixed assets) and paid during such period.

              "Default" shall mean any event, condition or default which, with the giving of notice, the lapse of time, or both, would be an Event of Default.

              "Dilution" shall mean, with respect to any period, the percentage obtained by dividing: (a) the sum of non-cash credits against Accounts of a Borrower for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of such Borrower for such period, as reasonably determined by LaSalle, by (b) gross invoiced sales of such Borrower for such period.

              "Eligible Account" shall mean an Account owing to Omni which is acceptable to LaSalle in its reasonable judgment for lending purposes. LaSalle shall consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                    (i) it is genuine and in all respects is what it purports to be;

                    (ii) it is owned by Omni and Omni has the right to subject it to a security interest in favor of LaSalle;

                    (iii) it arises from (A) the performance of services by Omni and such services have been fully performed and have been acknowledged and accepted by the Account Debtor thereunder; or
               (B) the sale of Goods by Omni, and such Goods have been completed in accordance with the Account Debtor's specifications (if any), have been shipped to the Account Debtor, such Account Debtor has not refused to accept and has not rejected, revoked acceptance of, returned or offered to return any of the Goods, and has not refused to accept any of the services which are the subject of such Account, and Omni has possession of, or has delivered to LaSalle at LaSalle's request, shipping and delivery receipts evidencing delivery of such Goods;

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                    (iv) it is evidenced by an invoice rendered to the Account
               Debtor thereunder, is due and payable within thirty (30) days after the stated invoice date thereof and does not remain unpaid more than ninety (90) days past the invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid for more than ninety (90) days past the respective invoice dates thereof, then all Accounts owing to Omni by that Account Debtor shall be deemed ineligible;

                    (v) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                    (vi) it is a valid, legally enforceable and unconditional
               obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, to any claim by such Account Debtor denying liability thereunder in whole or in part, including but not limited to any claim of breach of warranty or any rejection or revocation of acceptance of any Goods;

                    (vii) it does not arise out of a contract or order which
               fails in any material respect to comply with the requirements of applicable law;

                    (viii) the Account Debtor thereunder is not a director,
               officer, employee or agent of Omni, or a Subsidiary, Parent or Affiliate of Omni;

                    (ix) it is not an Account with respect to which the Account
               Debtor is the United States of America or any department, agency or instrumentality thereof, unless Omni assigns its right to payment of such Account to LaSalle pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

                    (x) it is not an Account with respect to which the Account
               Debtor is located in a state which requires Omni, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Omni has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Omni at its election, or (z) Omni has proven, to LaSalle's reasonable satisfaction, that it is exempt from any such requirements under any such state's laws;

                    (xi) it is an Account which arises out of a sale made in the ordinary course of Omni's business;

                    (xii) the Account Debtor is a resident or citizen of, and is located within, the United States of America or Canada or if the Account Debtor is not a resident of the United States or Canada, either (A) the Account Debtor has supplied Omni with an irrevocable commercial letter of credit issued by a financial institution and in form and substance satisfactory to LaSalle, and, if so requested by LaSalle, delivered to LaSalle or its agent in pledge for negotiation and presentment, or (B) the Account is covered by credit insurance acceptable to LaSalle;

                    (xiii) it is not an Account with respect to which the
               Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis (excepting, however, repurchase obligations and return rights based upon Omni's standard written warranty, a copy of which is attached hereto as Schedule 1(a), and the Account Debtor's right to reject or revoke its acceptance of Goods in accordance with the Uniform Commercial Code);

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                    (xiv) it is not an Account (A) with respect to which any
               representation or warranty contained in this Agreement is untrue or (B) which violates any of the covenants of Borrowers contained in this Agreement;

                    (xv) except to the extent otherwise permitted with respect to Account Debtors listed in Exhibit A attached hereto, it is not an Account which, when added to a particular Account Debtor's other indebtedness to Omni, exceeds the lesser of (A) fifteen percent (15%) of the aggregate of Omni's Accounts or (B) a credit limit determined by LaSalle in its reasonable credit judgment for that Account Debtor, provided, however, that Accounts excluded from Eligible Accounts solely by reason of this paragraph (xv) shall be Eligible Accounts to the extent of such credit limit. Exhibit A will be subject to amendment from time to time upon the request of Borrower, subject to LaSalle's approval of each such request, on a case by case basis. Any amendment must be in writing and signed by LaSalle. LaSalle may impose a fee not exceeding $100 for each such amendment; and

                    (xvi) it is not an Account with respect to which the
               prospect of payment or performance by the Account Debtor is or will be impaired, as determined by LaSalle in its reasonable discretion.

               "Eligible Inventory" shall mean Inventory of Omni which is acceptable to LaSalle in its reasonable judgment. Without limiting LaSalle's discretion, LaSalle shall consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

                    (i) it is owned by Omni and Omni has the right to subject it to a security interest in favor of LaSalle;

                    (ii) it is not in transit and it is located on the premises listed in Section A on Exhibit B and if any such premises are leased, LaSalle has received a landlord's waiver with respect to such premises satisfactory to LaSalle;

                    (iii) it is not subject to any prior assignment, claim,
               lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                    (iv) it is finished goods, and it is not raw materials, work in process, supplies or inventory consumed in Omni's business;

                    (v) it is held for sale or furnishing under contracts of
               service, and it is (except as LaSalle may otherwise consent in writing) new and unused and free from defects which would, in LaSalle's reasonable determination, adversely affect its market value;

                    (vi) it is not stored with a bailee, consignee,
               warehouseman, processor or similar party unless such party is listed in Section B on Exhibit B (as such exhibit may be amended from time to time by a writing signed by LaSalle) and Omni has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to LaSalle, in form and substance acceptable to LaSalle, such UCC financing statements, warehouse receipts, waivers and other documents as LaSalle shall require;

                    (vii) LaSalle has determined in its reasonable judgment that it is not unacceptable due to age, type, category or quantity;
               and

                    (viii) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue or (B) which violates any of the covenants of Borrowers contained in this Agreement.

               "Environmental Laws" shall mean all applicable Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between either Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety (including under the Occupational Health and Safety
Act), (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes but is not limited to (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

               "Event of Default" shall have the meaning specified in paragraph 16 hereof.

               "Excess Availability" shall mean, as of any date of determination by LaSalle, the excess, if any, of (i) the total Borrowing Base of Omni over
(ii) the total outstanding Revolving Loans as of the close of business on such date. For purposes of calculating Omni's Excess Availability and the amount of any Borrowing Base relating thereto, all of Omni's trade payables, which remain unpaid 30 days or more after the due dates thereof shall, on the date of the determination of Excess Availability, be deemed to have been paid by Omni from proceeds of Revolving Loans.

               "Exhibit B" shall mean the exhibit entitled "Exhibit B - Business and Collateral Locations" which is attached hereto and made a part hereof.

               "Fiscal Year" shall mean with respect to Borrowers, the twelve
(12) month accounting period of Borrowers commencing May 1 of each calendar year and ending April 30 of the following calendar year.

               "GAAP" shall mean generally accepted accounting principles and policies in the United States as in effect from time to time.

               "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become subject to regulation under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

               "Indemnified Party" shall have the meaning specified in paragraph 18 hereof.

               "Inventory Advance Rate" shall mean fifty percent (50%).

               "Liabilities" shall mean any and all obligations, liabilities and indebtedness of Borrowers, or either of them, to LaSalle or to any Parent, Affiliate or Subsidiary of LaSalle of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

               "Loan" or "Loans" shall mean any and all Revolving Loans made by LaSalle to Omni pursuant to paragraph 2 hereof, any and all Term Loans made by LaSalle to Borrowers, or either of them, pursuant to paragraph 3 hereof and all other loans, advances and financial accommodations made by LaSalle to or on behalf of Borrowers, or either of them, hereunder, including but not limited to loans under the Acquisition Facility.

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


               "Lock Box" and "Blocked Account" shall have the meanings specified in paragraph 10 hereof.

               "Material Adverse Effect" shall mean with respect to any event, act, condition or occurrence of whatever nature (including but not limited to any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the business, property, assets, operations, condition (financial or otherwise) or prospects of Borrowers, or either of them.

               "Mortgage" shall mean each mortgage or deed of trust executed by a Borrower in favor of LaSalle to secure the Liabilities.

               "Notes" shall mean the Revolving Note and the Term Notes, and "Note" shall mean each of such Notes.

               "Obligor" shall mean each Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities; provided, however, that such term shall not include any Account Debtor.

               "Original Term" shall have the meaning specified in paragraph 12 hereof.

               "Other Agreements" shall mean all agreements, instruments and documents including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrowers, or either of them, or any other Person and delivered to LaSalle or to any Parent, Affiliate or Subsidiary of LaSalle in connection with the Liabilities or the transactions contemplated hereby.

               "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock or other similar ownership interests of another specified Person.

               "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts which are not yet due or declared to be due by the claimant thereunder or which are being contested by a Borrower in good faith by appropriate proceedings diligently pursued, and with respect to which adequate reserves have been set aside on such Borrower's books,
(ii) liens or security interests in favor of LaSalle, (iii) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on either Borrower's ability to use such real property for its intended purpose in connection with such Borrower's business,
(iv) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, (v) liens incurred or deposits made in the ordinary course of a Borrower's business in connection with capitalized leases or purchase money security interests for purchase of, and applying only to, Equipment included in the permitted borrowings under paragraphs 13(q) or 14(i) or permitted as Capital Expenditures under paragraph 14(n), such purchase money security interests to apply only to the specific Equipment which is purchased, the amount secured thereby not to exceed the purchase price, and the documents relating to such liens to be in form and substance acceptable to LaSalle, (vi) liens securing indebtedness owing by any Subsidiary to a Borrower to the extent such indebtedness is permitted under paragraph 14(i), or to any other Subsidiary of a Borrower, (vii) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (viii) liens specifically permitted by LaSalle in writing as set forth on Exhibit C attached hereto; (ix) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by any lien permitted by any of the foregoing subparagraphs
(i) through (viii) inclusive, provided, that (a) such indebtedness is not secured by any additional assets, and (b) the amount of such indebtedness is not increased; (x) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, (xi) securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and other facilities, and
(xii) rights of setoff, banker's lien and other similar rights arising solely by operation of law.

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               "Person" shall mean any individual, sole proprietorship,
partnership, limited liability company, venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

               "Prime Rate" shall mean the publicly announced prime rate of Bank in effect from time to time. The Prime Rate is not intended to be the lowest or most favorable rate of Bank in effect at any time.

               "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation, or other instrumentality of any of the foregoing.

               "Regulatory Development" means any or all of the following: (i) any change in any law, regulation, or interpretation thereof by any Public Authority (whether or not having the force of law); (ii) any change in the application of any existing law, regulation, or the interpretation thereof by any Public Authority (whether or not having the force of law); and (iii) compliance by LaSalle with any request or directive (whether or not having the force of law) of any Public Authority.

               "Renewal Term" shall have the meaning specified in paragraph 12 hereof.

               "Revolving Loans" shall have the meaning specified in paragraph 2 hereof.

               "Revolving Loan Facility" shall mean the sum of $2,500,000.

               "Revolving Note" shall mean the revolving promissory note in the original principal amount of $2,500,000, executed by Omni to the order of LaSalle, dated as of the Closing Date.

               "Subsidiary" shall mean any corporation, limited liability company, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests are at the time, directly or indirectly, owned by a specified Person or by any other entity of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by a such specified Person.

               "Tangible Net Worth" shall mean shareholders' equity (including retained earnings) less the book value of all intangible assets, determined by LaSalle on a consistent basis, plus the amount of any debt subordinated to LaSalle on terms and conditions, and pursuant to documentation, acceptable to LaSalle in its reasonable judgment, all as determined in accordance with GAAP, consistently applied.

               "Term Loans" shall mean the Omni Real Estate Term Loan, the Rail Real Estate Term Loan, the M & E Term Loan, the Capital Expenditure Loans, and the Capital Expenditure Advances, all as described in paragraph 3 hereof.

               "Term Notes" shall mean the various notes executed by Borrowers pursuant to paragraph 3 hereof to evidence the Term Loans.

               "Total Facility" shall mean, at any time, the sum of the Revolving Loan Facility, the Capital Expenditure Facility, the Acquisition Facility and the aggregate amount then outstanding on all Term Loans other than Capital Expenditure Loans and advances.

               (b) Accounting Terms and Definitions. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied in a basis consistent in all material respects with the audited financial statements delivered by Borrowers to LaSalle on or before the Closing Date. All accounting determinations for purposes of determining compliance with the covenants contained in paragraph 14 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements delivered to LaSalle by Borrowers on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. LaSalle agrees that interim financial statements will not include footnotes.

      2. REVOLVING LOANS. Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal
Term:

               (a) LaSalle shall make revolving loans and advances (the "Revolving Loans") to Omni from time to time based upon Omni's requests, in accordance with the terms of paragraph 2(b) hereof. The aggregate unpaid principal amount of all Revolving Loans outstanding at any one time shall not exceed the lesser of (i) the Borrowing Base for Omni or (ii) the Revolving Loan Facility. All Revolving Loans shall be repaid in full upon the earlier to occur of (A) the end of the Original Term or any Renewal Term, if either LaSalle elects or Borrowers elect to terminate this Agreement as of the end of any such term, and (B) the acceleration of the Liabilities pursuant to paragraph 17 of this Agreement. If at any time the outstanding principal balance of the Revolving Loans made to Omni exceeds Omni's Borrowing Base, or if at any time the amount of all Revolving Loans exceeds the Revolving Loan Facility, Omni shall immediately, and without the necessity of a demand by LaSalle, pay to LaSalle such amounts as may be necessary to eliminate such excess, and LaSalle shall apply such payments against the outstanding principal balance of the Revolving Loans. Borrowers hereby authorize LaSalle to charge any of Borrowers' accounts to make any payments of principal, interest, fees or reimbursable expenses required by this Agreement. All Revolving Loans shall, in LaSalle's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to LaSalle. However, if such Revolving Loans are not so evidenced, such Revolving Loans may be evidenced solely by entries upon the books and records maintained by LaSalle.

               (b) LaSalle shall make Revolving Loans to Omni up to the lesser of the Revolving Loan Facility or the sum of the following amounts (the "Borrowing Base" for Omni):

                    (i) the applicable A/R Advance Rate applied to the face
               amount of Omni's Eligible Accounts plus,

                    (ii) the lesser of $1,250,000 or the Inventory Advance Rate applied to the value of Omni's Eligible Inventory calculated on the lower of cost or market value on a first-in, first-out basis; less

                    (iii) such reserves as LaSalle in its reasonable judgment
               may from time to time establish in determining the Borrowing Base to reflect events, conditions, contingencies or risks which may adversely affect the Collateral, the business, business prospects or financial condition of Borrowers, the security interests of LaSalle, or the security of the Loans.

      3.       TERM LOANS

               (a) Subject to the terms and conditions of this Agreement and the other Agreements, on the Closing Date LaSalle will make a Term Loan to Omni in the original principal amount of Eight Hundred Sixty-Three Thousand and No/100 Dollars ($863,000) (the "Omni Real Estate Term Loan"). Principal payable on account of the Omni Real Estate Term Loan shall be payable in successive monthly installments of $7,191.67 payable on the first day of each month, the first of which installments shall be due and payable on the first day of the month immediately following the Closing Date; provided, however, that the entire unpaid principal balance of the Omni Real Estate Term Loan shall be due and payable in full upon the expiration of the Original Term of this Agreement. Provided, further, that in the event the Original Term of this Agreement is initially or subsequently renewed in accordance with paragraph 12 hereof, then Omni shall continue to make such equal and level monthly payments, and a final installment equal to the unpaid principal balance and any other amounts outstanding shall be due and payable upon expiration of the Renewal Term.

               (b) Subject to the terms and conditions of this Agreement and the other Agreements, on the Closing Date LaSalle will make a Term Loan to Rail in the original principal amount of Seven Hundred Thirty-Seven Thousand and No/100 Dollars ($737,000) (the "Rail Real Estate Term Loan"). Principal payable on account of the Rail Real Estate Term Loan shall be payable in successive monthly installments of $6,141.67 payable on the first day of each month, the first of which installments shall be due and payable on the first day of the month immediately following the Closing Date; provided, however, that the entire unpaid principal balance of the Rail Real Estate Term Loan shall be due and payable in full upon the expiration of the Original Term of this Agreement. Provided, further, that in the event that the Original Term of this Agreement is initially or subsequently renewed in accordance with paragraph 12 hereof, then

Rail shall continue to make such equal and level monthly payments, and a final installment equal to the unpaid principal balance and any other amounts outstanding shall be due and payable upon the expiration of the Renewal Term.

               (c) Subject to the terms and conditions of this Agreement and the other Agreements, on the Closing Date LaSalle will make an additional Term Loan to Omni in the original principal amount of One Hundred Twenty-Four Thousand and No/100 Dollars ($124,000), (the "M & E Term Loan"). Principal payable on account of the M & E Term Loan shall be payable in successive monthly installments of $2,066.67 payable on the first day of each month, the first of which installments shall be due and payable on the first day of the month immediately following the Closing Date; provided, however, that the entire unpaid principal balance of the M & E Term Loan shall be due and payable in full upon the expiration of the Original Term of this Agreement. Provided, further, that in the event that the Original Term of this Agreement is initially or subsequently renewed in accordance with paragraph 12 hereof, then Omni shall continue to make such equal and level monthly payments, and a final installment equal to the unpaid principal balance and any other amounts outstanding shall be due and payable upon the expiration of the Renewal Term.

               (d) Subject to the terms and conditions of this Agreement and the other Agreements, LaSalle may make advances to Omni from time to time upon Omni's request to fund the purchase of new machinery and equipment, provided that the aggregate amount of such advances will not exceed the Capital Expenditure Facility. Each advance under the Capital Expenditure Facility (a "Capital Expenditure Advance") must be requested by Borrower in writing with supporting documentation acceptable to LaSalle and may not exceed the lesser of
(i) eighty percent (80%) of Omni's actual cost (excluding delivery, tax, service contracts and extended warranties, installation, engineering and similar costs) of machinery and equipment acceptable to LaSalle in its reasonable discretion or
(ii) the Capital Expenditure Facility minus the aggregate amount of all prior Capital Expenditure Advances. LaSalle will have a first priority security interest in such machinery and equipment, and it will otherwise be free of liens and encumbrances. No principal payments will be required on any Capital Expenditure Advance in the Contract Year in which it is made. At the end of each Contract Year, all Capital Expenditure Advances advanced during the Contract Year will be aggregated (each such aggregate amount being referred to in this Agreement as a "Capital Expenditure Loan"). Principal payable on account of each Capital Expenditure Loan shall be payable in sixty (60) equal successive monthly installments, the first of which installments shall be due and payable on the first day of the first month of the Contract Year following the year of advance; provided, however, that the entire unpaid balance of each Capital Expenditure Loan, and all Capital Expenditure Advances not yet aggregated into a Capital Expenditure Loan, shall be due and payable in full upon the expiration of the Original Term of this Agreement; and, provided, further, that in the event that the Original Term of this Agreement is initially or subsequently renewed in accordance with paragraph 12 hereof, then Omni shall continue to make such equal and level monthly payments, and a final installment equal to the unpaid principal balance and any other amounts outstanding shall be due and payable upon the expiration of the Renewal Term.

               (e) Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of all the Term Loans, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Original Term or the last day of any Renewal Term, if either LaSalle or Borrower elects to terminate this Agreement as of the end of any such Original or Renewal Term as provided in paragraph 12 hereof and
(ii) the acceleration of the Liabilities pursuant to paragraph 16 of this Agreement. Interest shall accrue on the Term Loans at the rates provided in, and shall be payable in accordance with, paragraph 5 below. The Term Loans shall, in LaSalle's reasonable discretion, be evidenced by one or more promissory notes (the "Term Notes") in form and substance satisfactory to LaSalle. However, if the Term Loans are not so evidenced, they may be evidenced solely by entries upon the books and records maintained by LaSalle. The outstanding principal balance of the Term Loans and all interest accruing thereon will be included in the Liabilities.

               (f) If either Borrower sells any Equipment or any real property subject to a Mortgage or if any of the Collateral is damaged, destroyed or taken by condemnation, Borrowers shall pay to LaSalle, unless otherwise specifically provided herein or otherwise agreed to by LaSalle, as and when received by Borrowers and as a mandatory prepayment of a Term Loan, to be applied against the last maturing installments of principal thereof, in the inverse order thereof (or, at LaSalle's option, such of the other Liabilities of Borrowers as LaSalle may elect), a sum equal to the proceeds received by Borrowers from (i) such sale or (ii) such damage, destruction or condemnation.

      4. ACQUISITION FACILITY. Subject to the terms and conditions of this Agreement and the other Agreements, LaSalle will make available to Borrowers in accordance with this paragraph 4 additional revolving and term loans to finance future business acquisitions by Borrowers, provided that the aggregate amount of all such revolving loans at any time outstanding, together with the original principal amounts of all term loans, will not exceed the Acquisition Facility. Loans under this paragraph 4 will be conditioned upon due diligence and field examinations satisfactory to LaSalle; LaSalle's satisfaction with the terms and conditions and documentation of the proposed acquisition; LaSalle's satisfaction with the proposed collateral and all appraisals and examinations which LaSalle requires in relation thereto; LaSalle's satisfaction with Borrower's pro forma debt service coverage after giving effect to the proposed transaction; and the execution and delivery of all such documents, including amendments to this Agreement and the Other Documents, and the fulfillment of all such other conditions, as LaSalle may require. It is anticipated that Loans under this paragraph 4 will generally be structured and documented in the same manner as the Revolving Loans and Term Loans provided for in this Agreement, with such modifications as LaSalle considers appropriate under the circumstances.

      5.       INTEREST, FEES AND CHARGES.

               (a) Rate of Interest. Interest accrued on all Loans shall be due on the earliest of: (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month;
(ii) acceleration of the maturity and payment of the Liabilities pursuant to paragraph 17(a) hereof; or (iii) termination of this Agreement pursuant to paragraph 12 hereof. Except as provided in paragraph 5(b) hereof, interest shall accrue on the principal amount of all Loans made to Borrowers outstanding at the end of each day at a fluctuating rate per annum equal to the Prime Rate plus one percent (1.00%). The rate of interest payable on all Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs.

               (b) Default Rate of Interest. UPON AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, AND DURING THE CONTINUATION THEREOF, THE PRINCIPAL AMOUNT OF ALL LOANS SHALL BEAR INTEREST ON DEMAND AT A RATE PER ANNUM EQUAL TO THE RATE OF INTEREST THEN OTHERWISE IN EFFECT UNDER THIS PARAGRAPH 5 PLUS TWO PERCENT (2%).


               (c) Computation of Interest and Fees. Interest and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days. For the purpose of computing interest hereunder, all items of payment received by LaSalle shall be deemed applied by LaSalle on account of the Liabilities (subject to final payment of such items) on the first Business Day after receipt by LaSalle of collected funds in LaSalle's account located in Chicago, Illinois.


               (d) Maximum Interest. It is the intent of the parties that the rate of interest and the other charges to Borrowers under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge Borrowers, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrowers.


               (e) Facility Fee. Borrowers shall pay to LaSalle a facility fee of one percent (1.0%) of the Revolving Loan Facility, plus one percent (1.0%) of the aggregate amount of the initial Term Loans, plus one-half of one percent (0.5%) of the Acquisition Facility which shall be fully earned, nonrefundable and due on the Closing Date.


               (f) Unused Facility Fee. Borrowers shall pay to LaSalle monthly, in arrears on the first day of each month, an unused line fee at a rate equal to one-quarter of one percent (.25%) per annum calculated upon the daily average amount by which the Revolving Loan Facility plus the Acquisition Facility exceeds (i) the outstanding principal balance of the Revolving Loans plus (ii) the outstanding Loans under the Acquisition Facility. The Unused Line Fee shall accrue from the Closing Date until the last day of the Original Term, and if applicable, from the first day to the last day of each Renewal Term.


               (g) Collateral Maintenance Fee. Borrowers shall pay to LaSalle a Collateral Maintenance Fee of $7,500 per year. The Collateral Maintenance Fee for the first year shall be fully earned on the Closing Date and the Collateral

Maintenance Fee for each subsequent year shall be fully earned on each anniversary of the Closing Date. The Collateral Maintenance Fee shall be payable in monthly installments of $625 each, the first installment to be paid on the Closing Date and subsequent installments to be made on the first day of each month; provided, however, that any portion of the Collateral Maintenance Fee which has been earned but is then unpaid shall be payable immediately upon termination of this Agreement.

      6.       LOAN ADMINISTRATION.

               (a) Loan Requests. A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: (i) Omni shall give LaSalle same day notice, no later than 10:30 A.M. (Portland time) of such day, of its intention to borrow a Revolving Loan, in which notice Omni shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; (ii) if Omni is using the cash management services of LaSalle National Bank, Omni will be deemed to have requested Revolving Loans at such times and in such amounts as are required to cover drafts and other charges clearing Omni's account each day in accordance with the cash management procedures approved by Omni; and (iii) the coming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other Liability, shall be deemed irrevocably to be a request for a Revolving Loan on the due date thereof in the amount required to pay such interest or other Liability. As an accommodation to Borrowers, LaSalle may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to LaSalle by Borrowers. LaSalle shall have no liability to Borrowers for any loss or damage suffered by either Borrower as a result of LaSalle's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to LaSalle by Borrowers, or either of them, and LaSalle shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each notice of borrowing shall be irrevocable by and binding on Borrowers.

               (b) Disbursement. Borrowers hereby irrevocably authorize LaSalle to disburse the proceeds of each Revolving Loan requested by Borrowers, or deemed to be requested by Borrowers, as follows: (i) the proceeds of each Revolving Loan requested under paragraph 6(a)(i) shall be disbursed by LaSalle in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer or interbank transfer to such bank account or accounts as may be agreed upon by Borrowers and LaSalle from time to time, or elsewhere if pursuant to a written direction from a Borrower; (ii) the proceeds of each Revolving Loan requested under paragraph 6(a)(ii) shall be disbursed by LaSalle to Borrower's account in accordance with the cash management procedures referred to above; and (ii) the proceeds of each Revolving Loan requested under paragraph 6(a)(iii) shall be disbursed by LaSalle by way of direct payment of the relevant interest or other Liability.

      7. GRANT OF SECURITY INTEREST TO LASALLE. As security for the payment of all Loans now or in the future made by LaSalle to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, Borrowers, and each of them, hereby assigns to LaSalle and grants to LaSalle a continuing security interest in the following property of each Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to or repossessed or stopped in transit by such Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory) including, without limitation, Equipment, vehicles and fixtures; (e) all Deposit Accounts; (f) all Investment Property; (g) all deposits and cash and any other property of the Borrower now or hereafter in the possession, custody or control of LaSalle or any agent or any Parent, Affiliate or Subsidiary of LaSalle or any participant with LaSalle in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (h) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrowers' books and records relating to any of the foregoing and to Borrowers' business. In addition, Borrowers shall grant Mortgages to LaSalle with respect to Borrowers' real property and fixtures in Ennis, Texas, McHenry, Illinois, and Nevada City,

California. Each Borrower agrees that its property as described above shall secure payment and performance of its Liabilities and the Liabilities of the other Borrower.

      8. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrowers, and each of them, shall, at LaSalle's request, at any time and from time to time, execute and deliver to LaSalle such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or reasonably desirable by LaSalle) and do such other acts and things as LaSalle may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of LaSalle (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrowers, and each of them, irrevocably hereby make, constitute and appoint LaSalle (and all Persons designated by LaSalle for that purpose) as each Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect LaSalle's security interest in the Collateral. Borrowers further agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

      9. POSSESSION OF COLLATERAL AND RELATED MATTERS. Until an Event of Default has occurred, Borrowers shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrowers' businesses, to
(a) sell,lease or furnish under contracts of service any of Borrowers' Inventory normally held by Borrowers for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by Borrowers for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by either Borrower, but shall include replacement of goods sold by Omni if such replacement is made pursuant to Omni's standard written warranties.
-------- -------

      10.      COLLECTIONS.

               (a) Borrowers shall, at LaSalle's request, direct all of their Account Debtors to make all payments on the Accounts directly to one or more post office boxes (each a "Lock Box") with a financial institution acceptable to, and in the name and under exclusive control of, LaSalle. Borrowers shall establish one or more accounts (each a "Blocked Account") in LaSalle's name for the benefit of Borrowers with a financial institution acceptable to LaSalle, into which all payments received in the Lock Box shall be deposited, and into which Borrowers will immediately deposit all payments made for Inventory or services sold or rendered by Borrowers and received by Borrowers, or either of them, in the identical form in which such payments were made, whether by cash or check. If a Borrower, any Affiliate or Subsidiary of a Borrower, or any shareholder, officer, director, employee or agent of a Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with a Borrower, shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, LaSalle and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the appropriate Blocked Account. Each financial institution with which a Lock Box and Blocked Account are established shall acknowledge and agree, in a manner satisfactory to LaSalle, that the amounts on deposit in such Lock Box and Blocked Account are the sole and exclusive property of LaSalle, that such financial institution has no right to setoff against such Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to LaSalle, funds deposited in the Blocked Account on a daily basis as such funds are collected. Borrowers agree that all payments made to the Blocked Accounts established by Borrowers or otherwise received by LaSalle, whether in respect of the Accounts of Borrowers or as proceeds of other Collateral of Borrowers or otherwise, will be applied on account of the Liabilities of Borrowers in accordance with the terms of this Agreement. Borrowers agree to pay all fees, costs and expenses which Borrowers incur or LaSalle incurs in connection with opening and maintaining a Lock Box and Blocked Account. All of such fees, costs and expenses which remain unpaid by Borrowers pursuant to any Lock Box or Blocked Account Agreement with Borrowers, to the extent same shall have been paid by LaSalle hereunder, shall constitute Revolving Loans hereunder, shall be payable to LaSalle by Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral delivered to LaSalle in kind shall be endorsed by Borrowers to LaSalle, and, if endorsement of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized to endorse the same on Borrowers behalf. For the purpose of this paragraph, Borrowers irrevocably hereby make, constitute and appoint LaSalle (and all Persons designated by LaSalle for that purpose) as each Borrower's true and lawful attorney and agent-in-fact (i) to endorse each Borrower's name upon said items of payment and/or proceeds of Collateral of Borrowers and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrowers or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of Borrowers' mail is deposited; and (iv) to open and process all mail addressed to either Borrower and deposited therein; provided, however, that LaSalle shall not exercise any such powers described in subparagraphs (i), (ii) (except for routine Lock Box payments/proceeds) and (iv) unless and until an Event of Default has occurred.

               (b) LaSalle may, at any time and from time to time after the occurrence of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrowers' Accounts or contract rights by suit or otherwise; (ii) exercise all of Borrowers' rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts of Borrowers, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of either Borrower upon such terms, for such amount and at such time or times as LaSalle deems advisable; (v) prepare, file and sign each Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of either Borrower; and (vi) do all other acts and things which are necessary, in LaSalle's sole discretion, to fulfill Borrowers' obligations under this Agreement and to allow LaSalle to collect the Accounts. LaSalle, through its officers, employees or agents, shall have the right, at any time and from time to time in LaSalle's name, in the name of a nominee of LaSalle or in each Borrower's name, to verify the validity, amount or any other matter relating to any of Borrowers' Accounts, by mail, telephone, telegraph or otherwise. Borrowers shall reimburse LaSalle, on demand, for all reasonable costs, fees and expenses incurred by LaSalle in this regard after the occurrence and during the continuation of any Event of Default. In addition to any other provision hereof, LaSalle may at any time on or after the occurrence of an Event of Default, at Borrowers' expense, notify any parties obligated on any of the Accounts of Borrowers to make payment directly to LaSalle of any amounts due or to become due thereunder.

               (c) For the purpose of determining the Borrowing Base of Omni hereunder, LaSalle shall, upon receipt by LaSalle at its office in Chicago, Illinois, of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as LaSalle shall determine in its sole discretion.

               (d) In its reasonable credit judgment, without waiving or releasing any obligation, liability or duty of Borrowers under this Agreement or the Other Agreements or any Event of Default, at any time or times hereafter, LaSalle may (but shall not be obligated to) pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by LaSalle in respect thereof and all costs, fees and expenses (including, without limitation, reasonable attorney fees for both inside and outside counsel, all court costs and all other charges relating thereto) incurred by LaSalle shall constitute Revolving Loans, payable by Borrowers to LaSalle on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

               (e) Immediately upon either Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document including, without limitation, any Chattel Paper, such Borrower shall deliver the original thereof to LaSalle together with an appropriate endorsement or other specific evidence of assignment thereof to LaSalle (in form and substance acceptable to LaSalle). If an endorsement or assignment of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized, as such Borrower's attorney and agent-in-fact, to endorse or assign the same on such Borrower's behalf.

      11.      SCHEDULES AND REPORTS.

               (a) Borrowers shall provide to LaSalle compliance certificates in the form attached as Exhibit D and the periodic reports and other information and schedules described on Exhibit E at the times specified on Exhibit E. In addition, Borrowers shall furnish LaSalle with such other statements and reports as LaSalle may request from time to time, including, without limitation, providing the reports, information, and schedules listed on Exhibit E on a more frequent basis than specified on Exhibit E.

               (b) Borrowers shall immediately notify LaSalle of any event causing material loss or depreciation in value of the Collateral (other than normal depreciation occurring in the ordinary course of business).

               (c) All schedules, certificates, reports and assignments and other items delivered by Borrowers to LaSalle hereunder shall be executed by an authorized representative of Borrowers and shall be in such form and contain such information as LaSalle shall reasonably request.

      12.      TERMINATION.

               (a) This Agreement shall be in effect from the date hereof until the third anniversary of the Closing Date ("Original Term") and shall automatically renew itself from year to year thereafter (each such one year renewal being referred to herein as a "Renewal Term") unless (i) the due date of the Liabilities is accelerated pursuant to paragraph 17 hereof; or (ii) Borrowers elect or LaSalle elects to terminate this Agreement at the end of the Original Term or at the end of any Renewal Term by giving the other party written notice of such election at least ninety (90) days prior to the end of the Original Term or the then current Renewal Term, in which case Borrowers shall pay all of the Liabilities in full on the last day of such term. If one or more of the events specified in subparagraphs (i) or (ii) occurs, this Agreement shall terminate on the date thereafter that the Liabilities are paid in full; and the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which payment and satisfaction in full of the Liabilities shall have occurred. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated,
(A) Borrowers shall deliver to LaSalle a release, in form and substance reasonably satisfactory to LaSalle, of all obligations and liabilities of LaSalle and its officers, directors, employees, agents, Parents, Subsidiaries and Affiliates to Borrowers, and if Borrowers, or either of them, is obtaining new financing from another lender, Borrowers shall deliver such lender's indemnification of LaSalle, in form and substance satisfactory to LaSalle, for checks which LaSalle has credited to Borrowers' accounts, but which subsequently are dishonored for any reason and (B) upon Borrowers' request, LaSalle shall deliver to Borrowers a release in form and substance reasonably satisfactory to Borrowers.

               (b) Except as provided below, if, during the term of this Agreement, (including any Renewal Term) Borrowers prepay all or any portion of the Liabilities, Borrowers agree to pay to LaSalle, as a prepayment fee, in addition to the payment of all other Liabilities owing by Borrowers, an amount equal to one percent (1.00%) of the portion of the Liabilities prepaid (if less than all the Liabilities) or one percent (1.00%) of the Total Facility if all Liabilities are prepaid. Provided, however, that Rail may prepay the Rail Real Estate Term Loan without prepayment fee from the proceeds of the sale of Rail's real property in Nevada City, California. In light of the extreme difficulty of accurately calculating actual damages arising out of any prepayment, LaSalle and Borrower have agreed that the prepayment fee provided for above is a reasonable estimate of actual damages that would be incurred.

      13. REPRESENTATIONS AND WARRANTIES. Borrowers, and each of them, hereby make the following representations, warranties and covenants:

               (a) the financial statements delivered or to be delivered by Borrowers to LaSalle at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrowers, and since the date of the Borrowers' audited financial statements delivered to LaSalle most recently prior to the date of this Agreement, no event or condition has occurred which has had, or is reasonably likely to have, a Material Adverse Effect;

               (b) the office where each Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Borrower's principal place of business and all of Borrowers' other places of business, locations of Collateral and post office boxes are as set forth in Exhibit B; Borrowers shall promptly (but in no event less than ten (10) days prior thereto) advise LaSalle in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of either Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of either Borrower;

               (c) the Collateral, including without limitation, the Equipment (except any part thereof which prior to the date of this Agreement Borrowers shall have advised LaSalle in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on the first page of this Agreement or on Exhibit B, and at other locations within the continental United States of which LaSalle has been previously advised by Borrowers in writing;

               (d) Borrowers shall immediately give written notice to LaSalle of any use of any such Goods in any state other than a state in which Borrowers have previously advised LaSalle such Goods shall be used, and such Goods shall not, unless LaSalle shall otherwise consent in writing, be used outside of the continental United States;

               (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

               (f) each Account or item of Inventory which Borrowers, or either of them, shall, expressly or by implication, request LaSalle to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of Eligible Account and Eligible Inventory and as otherwise established by LaSalle from time to time, and Borrowers shall promptly notify LaSalle in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

               (g) each Borrower is and shall at all times during the Original Term or any Renewal Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

               (h) each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; each Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Borrower, and each Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Borrower or any of its property may be bound or affected;

               (i) except as otherwise disclosed on Schedule 13(i), there are no actions or proceedings which are pending or, to the best of Borrowers' knowledge, threatened against either Borrower which are reasonably likely to have a Material Adverse Effect and Borrowers shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to LaSalle;

               (j) Borrowers, to the best of their knowledge and belief, have obtained all licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on the operation of their businesses, and each Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would have a Material Adverse Effect on its business, property, assets, operations or condition, financial or otherwise;

               (k) all written information now, heretofore or hereafter furnished by Borrowers, or either of them, to LaSalle is and shall be true and correct in all material respects as of the date with respect to which such information was or is furnished (except for financial projections, which have been prepared in good faith based upon reasonable assumptions);

               (l) neither Borrower is conducting, permitting or suffering to be conducted, nor shall either Borrower conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate other than the other Borrower;

               (m) except as disclosed in Section C on Exhibit B, each Borrower's name has always been as set forth on the first page of this Agreement and neither Borrower uses any trade names or division names in the operation of its business,; each Borrower shall notify LaSalle in writing within ten (10) days of the change of its name or the use of any trade names or division names not previously disclosed to LaSalle in writing;

               (n) with respect to Borrowers' Equipment: (i) each Borrower has good and indefeasible and merchantable title to and ownership of all of its Equipment; (ii) each Borrower shall keep and maintain its Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted; (iii) from time to time Borrowers may sell, exchange or otherwise dispose of obsolete, unused or worn out Equipment; and (iv) Borrowers, immediately on demand by LaSalle, shall deliver to LaSalle any and all evidence of ownership of, including, without limitation, certificates of title and applications for title to, any of the Equipment, excepting titles to vehicles subject to a Permitted Lien having priority over the security interest of LaSalle;

               (o) this Agreement and the Other Agreements to which Borrowers are parties are the legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally;

               (p) each Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

               (q) neither Borrower is now obligated, whether directly or indirectly, for any loans or other indebtedness for borrowed money other than
(i) the Liabilities; (ii) indebtedness disclosed to LaSalle on Schedule 13(q);
(iii) unsecured indebtedness to trade creditors arising in the ordinary course of such Borrower's business; and (iv) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of such Borrower's business;

               (r) neither Borrower owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

               (s) except as otherwise disclosed on Schedule 13(s), Borrowers have no Parents, Subsidiaries or divisions, nor is either Borrower engaged in any joint venture or partnership with any other Person;

               (t) each Borrower is duly organized and in good standing in its state of organization and each Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other states in which the failure to so qualify would not have a Material Adverse Effect;

               (u) neither Borrower is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does either Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of such Borrower;

               (v) there are no controversies pending or threatened between either Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of such Borrower, and each

Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices, except where the failure to so comply would not have a Material Adverse Effect;

               (w) each Borrower possesses, and shall continue to possess, as applicable to its business, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names to continue to conduct its business as heretofore conducted by it;

               (x) neither Borrower is a party to any license agreement except as disclosed in Schedule 13(x). Complete and accurate copies of all license agreements listed in Schedule 13(x) have been forwarded to LaSalle.

Each Borrower represents, warrants and covenants to LaSalle that all representations, warranties and covenants of such Borrower contained in this Agreement (whether appearing in paragraphs 13 or 14 hereof or elsewhere) shall be true at the time of such Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by each Borrower at the time each Revolving Loan is made pursuant to this Agreement.

      14. COVENANTS. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrowers obtain LaSalle's prior written consent waiving or modifying any of Borrowers' covenants hereunder in any specific instance, which consent will not be unreasonably withheld, Borrowers, and each of them, agree as follows:

               (a) Borrowers shall at all times keep accurate and complete books, records and accounts with respect to all of Borrowers' business activities, in accordance with sound accounting practices and using the accounting terms and definitions specified in paragraph 1(b) and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit B;

               (b) Borrowers agree to deliver to LaSalle the following financial information, all of which shall be prepared in accordance with accounting terms and definitions specified in paragraph 1(b): (i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements of Borrowers and their Subsidiaries, on a consolidated, monthly and year-to-date basis including, without limitation, balance sheets and statements of income and cash flows of Borrowers and their Subsidiaries, certified by an officer of Omni on behalf of Borrowers and accompanied by an officer's certificate in the form of Exhibit D attached hereto; (ii) no later than ninety (90) days after the end of each of Borrowers' fiscal years, annual financial statements of Borrowers and their Subsidiaries on a consolidated basis audited by independent certified public accountants selected by Borrowers and reasonably satisfactory to LaSalle, together with such accountants' "management letter," if any; and (iii) no later than 30 days after the end of each of Omni's fiscal years, projected balance sheets, income statements and statements of cash flows for each month of the following year; (iv) promptly as filed all 10KSB's, 10Q's and other reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (v) promptly as transmitted all proxy materials and other reports and information transmitted to Borrowers' shareholders;

               (c) LaSalle, or any Persons designated by it, shall have the right in the exercise of its commercially reasonable credit judgment, to call at Borrowers' places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrowers' books, records, journals, orders, receipts and any correspondence and other data relating to Borrowers' businesses, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrowers' businesses as LaSalle may consider reasonable under the circumstances. Borrowers shall furnish to LaSalle such information relevant to LaSalle's rights under this Agreement as LaSalle shall at any time and from time to time reasonably request. Borrowers authorize LaSalle to discuss the affairs, finances and business of Borrowers with any officers or directors of each Borrower or any Affiliate, or with those employees of each Borrower with whom LaSalle has determined in its commercially reasonable judgment to be necessary or desirable to converse, and to discuss the financial condition of Borrowers with Borrowers' independent public accountants. Any such discussions shall be without liability to LaSalle or to such accountants. LaSalle, through its officers, employees or agents, shall have the right, at any time and from time to time in LaSalle's name, in the name of a nominee of LaSalle or in either Borrower's name, to verify the validity, amount or any other matter relating to any of Borrowers' Accounts, by mail, telephone, telegraph or otherwise. Borrowers shall pay to or reimburse LaSalle for all reasonable fees, costs, and out-of-pocket expenses incurred by LaSalle in the exercise of its rights under the immediately preceding sentence (in addition to the fees payable by Borrowers pursuant to paragraph 14(o) hereof) and all of such costs, fees and expenses shall constitute Revolving Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

               (d) (i) Borrowers shall keep the Collateral properly housed and shall keep the Collateral insured against such risks and in such amounts as are customarily insured against by Persons engaged in businesses similar to that of Borrowers with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to LaSalle. Originals or certified copies of such policies of insurance have been, or within fifteen (15) days after the Closing Date, shall be, delivered to LaSalle together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to LaSalle, showing loss under such insurance policies payable to LaSalle. Such endorsement, or an independent instrument furnished to LaSalle, shall provide that the insurance company shall give LaSalle at least thirty (30) days' written notice before any such policy of insurance is altered or cancelled and that no act, whether willful or negligent, or default of either Borrower or any other Person shall affect the right of LaSalle to recover under such policy of insurance in case of loss or damage. Borrowers shall also obtain an endorsement designating LaSalle as a loss payee with respect to all policies of credit insurance maintained by Borrowers, or either of them. Borrowers hereby direct all insurers under such policies of insurance described above to pay all proceeds payable thereunder directly to LaSalle (subject, however, to the rights of holders of Permitted Liens with priority over LaSalle's security interest). Borrowers irrevocably make, constitute and appoint LaSalle (and all officers, employees or agents designated by LaSalle) as each Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the names of Borrowers on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, however, that LaSalle shall exercise such rights only upon the occurrence of an Event of Default;

                   (ii) Borrowers shall maintain, at their expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrowers with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to LaSalle, and originals or certified copies of such policies have been, or within fifteen (15) days after the Closing Date shall be, delivered to LaSalle together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing LaSalle as additional insured thereunder and providing that the insurance company shall give LaSalle at least thirty (30) days' written notice before any such policy shall be altered or cancelled; and

                   (iii) If Borrowers at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then LaSalle, without waiving or releasing any obligation or default by Borrowers hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as LaSalle deems advisable. All sums disbursed by LaSalle in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

                                    WARNING

               UNLESS BORROWERS PROVIDE LASALLE WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THIS AGREEMENT, LASALLE MAY PURCHASE INSURANCE AT BORROWERS' EXPENSE TO PROTECT LASALLE'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT BORROWERS' INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE LASALLE PURCHASES MAY NOT PAY ANY CLAIM BORROWERS MAKE OR ANY CLAIM MADE AGAINST BORROWERS. BORROWERS MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT BORROWERS HAVE OBTAINED THE REQUIRED COVERAGE ELSEWHERE.

               BORROWERS  ARE  RESPONSIBLE  FOR  THE  COST OF ANY
               INSURANCE PURCHASED BY LASALLE. THE COST OF THIS INSURANCE MAY BE ADDED TO BORROWERS' LIABILITIES. IF THE COST IS ADDED TO BORROWERS' LIABILITIES, THE INTEREST RATE APPLICABLE TO THE REVOLVING LOANS WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE
               BORROWERS' PRIOR COVERAGE LAPSED OR THE DATE BORROWERS FAILED TO PROVIDE PROOF OF COVERAGE.

               THE COVERAGE LASALLE PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE BORROWERS CAN OBTAIN ON THEIR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

               (e) Borrowers shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; Borrowers shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; Borrowers shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; Borrowers shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; and Borrowers shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Exhibit B or in any written notice to LaSalle pursuant to paragraph 13(c) hereof, except for the removal of Inventory sold in the ordinary course of Borrowers' businesses as permitted herein;

               (f) all monies and other property obtained by Borrowers from LaSalle pursuant to this Agreement will be used solely for business purposes of Borrowers and their Subsidiaries;

               (g) Borrowers shall, at the request of LaSalle, indicate on their records concerning the Collateral a notation, in form satisfactory to LaSalle, of the security interest of LaSalle hereunder, and Borrowers shall not maintain duplicates or copies of such records at any address other than Borrowers' principal places of business set forth on the first page of this Agreement; provided, however, that Borrowers, in the ordinary course of their businesses, may furnish copies of such records to their accountants, attorneys and other agents or advisors as they may determine to be necessary or desirable in the exercise of their commercially reasonable judgment;

               (h) Borrowers shall file all required tax returns and pay all of their taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrowers shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrowers' financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) upon the occurrence of an Event of Default, Borrowers keep on deposit with LaSalle (such deposit to be held without interest) an amount of money which, in the reasonable judgment of LaSalle, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if Borrowers fail to prosecute such contest with reasonable diligence, LaSalle may apply the money so deposited in payment of such taxes. If Borrowers fail to pay any such taxes and in the absence of any such contest by Borrowers, LaSalle may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by LaSalle shall constitute Revolving Loans hereunder, shall be payable by Borrowers to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

               (i) Borrowers shall not (i) incur, create, assume or suffer to exist any indebtedness other than (A) indebtedness arising under this Agreement,
(B) unsecured indebtedness owing in the ordinary course of business to trade suppliers, (C) any other indebtedness described on Schedule 13(q), (D) purchase money security interests incurred to finance Capital Expenditures after the Closing Date, and (E) indebtedness to any shareholder of Omni provided such indebtedness is fully subordinated to the Liabilities on such terms and conditions and by such documentation as is approved in writing by LaSalle in its sole discretion; or (ii) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

               (j) Neither Borrower shall enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets; neither Borrower shall create any new Subsidiary or Affiliate or issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock except shares issued upon exercise of stock options or upon the conversion of, or exchange for, subordinated indebtedness; neither Borrower shall enter into any transaction outside the ordinary course of such Borrower's business;

               (k) Borrower shall not (i) declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock (except dividends and distributions by Omni to Rail), or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock; or
(ii) make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement;

               (l) Neither Borrower shall make any loans to, or investment in, any Person, whether in cash, securities or other property of any kind, other than investments that are direct obligations of the United States or other overnight investment options offered by Bank;

               (m) Neither Borrower shall amend its organizational documents or change its fiscal year without LaSalle's prior written consent, which consent shall not be unreasonably withheld;

               (n) Borrowers shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be calculated and construed in accordance with GAAP, applied on a basis consistent with the audited financial statements of Borrowers delivered on or before the Closing Date:

                    (i) Consolidated Tangible Net Worth. Borrowers and their
               Subsidiaries, on a consolidated basis, shall maintain as of the end of each month a Tangible Net Worth of not less than the sum of (1) the "Base Tangible Net Worth" (as defined below), plus (2) an aggregate amount equal to eighty-five percent (85%) of the net income after taxes of Borrowers and their Subsidiaries, on a consolidated basis, for each fiscal quarter ending subsequent to the Closing Date less any payments made on the Subordinated Debt during such quarter as authorized under paragraph 14(s) (provided, however, that such aggregate amount shall not be reduced by the amount of any net loss after taxes of Borrowers and their Subsidiaries, on a consolidated basis, for any fiscal quarter). For purposes of this paragraph 14(n), the "Base Tangible Net Worth" shall initially be equal to the Tangible Net Worth of Borrowers and their Subsidiaries as determined by LaSalle on the basis of Borrower's interim financial statement for the month ending January 31, 2000, minus $300,000. Upon receipt of Borrowers' audited financial statement for the fiscal year ending April 30, 2000, Base Tangible Net Worth will be adjusted to be equal to the Tangible Net Worth of Borrowers and their Subsidiaries as determined by LaSalle on the basis of such audited statement, minus $300,000; and

                    (ii) Consolidated Debt Service Coverage Ratio. Commencing as
               of the end of Borrowers' first fiscal quarter ending after the Closing Date, Borrowers and their Subsidiaries, on a consolidated basis, shall maintain as of each fiscal quarter for the twelve
               (12) month period ending with such fiscal quarter, a Debt Service Coverage Ratio of not less than 1.25 to 1.0.

               (o) Borrowers shall reimburse LaSalle for all costs and expenses including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), incurred by LaSalle in connection with the documentation and consummation of this transaction, including, without limitation, Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs. Borrowers shall reimburse LaSalle for all legal expenses and reasonable attorney's fees (both in-house and outside counsel) incurred by LaSalle in connection with any amendments or modifications of this Agreement or the Other Agreements or other transactions among Borrowers, or either of them, and LaSalle, including without limitation, in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by LaSalle in seeking to collect any Liabilities and to administer and enforce any of LaSalle's rights under this Agreement. Borrowers shall also pay all normal service charges with respect to accounts maintained by LaSalle for the benefit of Borrowers. Borrowers shall pay to LaSalle all airfare, travel and other out-of-pocket costs and expenses incurred by LaSalle for each examination performed at any time by or at LaSalle's direction of Borrowers' books and records and Collateral and such other matters as LaSalle shall deem appropriate in its commercially reasonable judgment. At any time after the occurrence of an Event of Default and so long as the Event of Default continues, Borrowers shall reimburse LaSalle for all costs and expenses incurred by LaSalle including without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), appraisal costs, surveys, title insurance, environmental audits or reviews, Uniform Commercial Code or other public record searches, and lien filings. At any time after the occurrence of an Event of Default and so long as the Event of Default continues, Borrowers shall pay to LaSalle an examination fee of $600 per person per day, plus costs and expenses, for each examination performed by or at LaSalle's direction of Borrowers' books and records and Collateral and such other matters as LaSalle shall deem appropriate in its commercially reasonable judgment. In conjunction with the utilization of the Acquisition Facility, Borrowers shall reimburse LaSalle for all costs and expenses incurred by LaSalle including without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel), appraisal costs, surveys, title insurance, environmental audits or reviews, Uniform Commercial Code or other public record searches, and lien filings. All such fees, costs and expenses shall be paid upon demand by LaSalle. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable by Borrowers to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

               (p) Neither Borrower shall make loans to the other Borrower or to any of their respective Subsidiaries or Affiliates. Neither Borrower shall enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with the other Borrower or any of its own or the other Borrower's Subsidiaries or Affiliates except transactions which are in the ordinary course of business, are consistent with past practices of such Borrower, are necessary or desirable for the prudent operation of its business, are entered into for fair consideration and are on terms no less favorable to such Borrower or its Subsidiary than are generally available from unaffiliated third parties;

               (q) Borrowers shall promptly advise LaSalle in writing of any Material Adverse Effect or the occurrence of any Default or Event of Default;

               (r) With respect to Environmental Laws and Hazardous Materials:


                    (i) Borrowers shall establish and maintain, at their
               expense, a system to assure and monitor their compliance with all Environmental Laws in all of their operations. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished by Borrowers to LaSalle upon request. Borrowers shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws;

                    (ii) Borrowers shall give written notice to LaSalle
               immediately upon either Borrower's receipt of any notice of, or either Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material (unless the release, spill or discharge is fully remediated within 30 days after the Borrower first obtains knowledge of it and the Borrower has no liability or potential liability resulting from the release, spill or discharge other than remediation costs not exceeding $10,000) or (ii) any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by either Borrower; or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material except in compliance with applicable Environmental Laws; or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials except in compliance with applicable Environmental Laws; or (D) any other environmental, health or safety matter which affects either Borrower or its business, operations or assets or any properties at which either Borrower transported, stored or disposed of any Hazardous Materials (unless, in any such case the investigation, proceeding, complaint, order, directive, claim, citation or notice is terminated, dismissed or withdrawn within 30 days and Borrowers have no liability or potential liability resulting therefrom in excess of $10,000); and

                    (iii) Borrowers shall indemnify and hold harmless LaSalle, its Affiliates, Parents and Subsidiaries, and their respective directors, officers, employees, agents, insurers, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to any violation of any Environmental Law or the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of either Borrower, and the preparation and implementation of any closure, remedial or other required plans. All covenants and indemnifications in this subsection 14(s) shall survive the payment of the Liabilities and the termination or nonrenewal of this Agreement;

               (s) So long as this Agreement is in effect or any portion of the Liabilities remain outstanding, Borrower shall not make any payments on any indebtedness subordinated in right of payment to the Liabilities ("Subordinated Debt") except as specifically authorized in this paragraph 14(s). Upon funding of the initial Loans, Borrower may make principal payments on the Subordinated Debt provided that the remaining balance of the Subordinated Debt after such payments is no less than $750,000; Borrower would continue to have a minimum of $400,000 in Excess Availability as provided in this Agreement after giving effect to such payments; and such payments would not otherwise cause a Default or Event of Default. Thereafter, Borrower will be permitted to make regularly scheduled quarterly principal and interest payments on the Subordinated Debt in amounts and at rates not exceeding those currently provided in the instruments evidencing the Subordinated Debt, so long as:

                    (i) Borrower is in compliance with all covenants in this
               Agreement, and Borrower will continue to be in compliance with all covenants in this Agreement after giving effect to such payments;

                    (ii) No Default or Event of Default has occurred and is then continuing, and no Default or Event of Default would be caused by such payments; and

                    (iii) Borrower will, after giving effect to such payments, have Excess Availability of at least $250,000 as determined by LaSalle, and Borrower, on a pro forma basis as determined by LaSalle, would have had Excess Availability averaging at least $250,000 during the thirty (30) day period immediately preceding such payments, assuming for such calculation that the payments had been made at the beginning of such period.

      15.      CONDITIONS PRECEDENT.

               (a) The funding of the initial Revolving Loan is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

                    (i) LaSalle shall have received each of the agreements,
               opinions, reports, approvals, consents, certificates and other documents which it requests in its discretion, including those set forth on the closing document list attached hereto as
               Schedule 15(a)(i) (the "Closing Agenda");

                    (ii) Since January 31, 2000, no event shall have occurred
               which has had or could reasonably be expected to have a Material Adverse Effect, as determined by LaSalle in its reasonable discretion;

                    (iii) LaSalle shall have received payment in full of all
               fees and expenses payable to it by Borrowers on or before the Closing Date;

                    (iv) LaSalle shall have determined that immediately after
               giving effect to (A) the making of the initial Loans, if any, requested to be made on the Closing Date, (B) the payment or reimbursement by Borrowers of LaSalle for all closing costs and expenses incurred in connection with the transactions contemplated hereby and (c) the payment of any Subdebt on the Closing Date as permitted by paragraph 14(s) hereof, on a pro forma basis the Excess Availability of Omni shall not be less than four hundred thousand dollars ($400,000);

                    (v) LaSalle shall have received a certificate from Omni's
               chief executive officer or chief financial officer, pursuant to which such officer shall certify on behalf of Omni that in calculating the Excess Availability described in paragraph (iv) above, Omni's outstanding trade payables were (and are) not past due in any material respect;

                    (vi) The Obligors shall have executed and delivered to
               LaSalle all guaranties, security agreements and other documents which LaSalle determines are reasonably necessary to consummate the transactions contemplated hereby;

                    (vii) LaSalle shall continue to be satisfied with the
               assets, books, records, financial and business conditions of Borrowers;

                    (viii) LaSalle shall have received satisfactory
               environmental assessments with respect to each of the properties to be subject to a Mortgage, such assessments to be performed at Borrowers' expense by a consultant acceptable to LaSalle;

                    (ix) LaSalle shall have received appraisals of Omni's
               machinery and equipment and Borrowers' real estate in form and substance satisfactory to LaSalle, each such appraisal to be performed at Borrowers' expense by an appraisal firm reasonably acceptable to LaSalle;

                    (x) LaSalle shall have received reasonably satisfactory
               commitments from acceptable title insurance companies for lender's policies of title insurance insuring LaSalle's Mortgages;

                    (xi) LaSalle shall have determined in its reasonable
               discretion that Borrowers are adequately capitalized, that the fair saleable value of Borrowers' assets will exceed its liabilities as of the Closing Date and that Borrowers will have sufficient working capital to pay their debts as they become due;

                    (xii) Any and all indebtedness of Omni to its shareholders shall have been subordinated to the Liabilities pursuant to subordination agreements satisfactory to LaSalle; and

                    (xiii) As of the Closing Date, Omni will have no less than
               $750,000 of debt subordinated to the Liabilities on terms and conditions, and with documentation, acceptable to LaSalle.

               (b) After the Closing Date, the making of any requested Revolving Loan is subject to the satisfaction of the conditions precedent set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

                    (i) All representations and warranties contained in this
               Agreement and the Other Agreements shall be true and correct on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date;

                    (ii) No Default or Event of Default shall have occurred, or would result from the making of the requested Revolving Loan, which has not been waived; and

                    (iii) Since the Closing Date, no event has occurred which
               has had or could reasonably be expected to have a Material Adverse Effect.

      16. DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

               (a) the failure of any Obligor to pay when due or declared due by LaSalle in accordance with the terms hereof, any of the Liabilities;

               (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided, however, that Borrower's failure to deliver monthly or annual financial statements under paragraph 14(b), or Borrower's failure to comply with paragraph 14(g), shall not be an Event of Default unless Borrower does not cure such failure within five days after written notice of such failure from LaSalle;

               (c) the making or furnishing by any Obligor to LaSalle of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and LaSalle, which is untrue or misleading in any material respect, or the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, or agreements of such Obligor under any other agreement with any Person if such failure has or is reasonably likely to have a Material Adverse Effect;

               (d) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

               (e) the commencement of any proceedings (i) in bankruptcy by or against any Obligor, (ii) for the liquidation or reorganization of any Obligor,
(iii) alleging that any Obligor is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

               (f) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, of any Obligor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

               (g) the entry of any judgment or order in excess of $10,000 against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

               (h) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to LaSalle pursuant to which such Person has guaranteed to LaSalle the payment of all or any of the Liabilities or has granted LaSalle a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities, or the death of any such Person;

               (i) the occurrence of an event of default under any agreement or instrument evidencing indebtedness for borrowed money in excess of $10,000 executed or delivered by Borrowers, or either of them, or pursuant to which agreement or instrument either Borrower or its assets or properties is or may be bound;

               (j) a Change of Control shall have occurred; or

               (k) the occurrence of a material adverse change in either Borrower's business, assets, prospects or financial condition, or the occurrence of any other event or condition which has or is reasonably likely to have a Material Adverse Effect.

               Borrowers agree that any Event of Default with respect to either Borrower shall constitute an Event of Default with respect to the other Borrower, too. Notwithstanding anything contained in this paragraph 16 or contained in any other provision of this Agreement or Other Agreements to the contrary, in the event of the institution of any proceedings described in paragraphs 16(e) or 16(f) hereof against either Borrower, LaSalle may cease to make advances to Borrowers during the thirty (30) day grace periods provided in paragraphs 16(e) and 16(f).

      17.      REMEDIES UPON AN EVENT OF DEFAULT.

               (a) Upon the occurrence of an Event of Default described in paragraphs 16(e) or 16(f) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice or demand of any kind. Upon the occurrence of any other Event of Default, all of the Liabilities may, at the option of LaSalle, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

               (b) Upon the occurrence of an Event of Default, LaSalle may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of LaSalle's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, LaSalle may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrowers' premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and LaSalle shall have the right to store the same at any of Borrowers' premises without cost to LaSalle. At LaSalle's request, Borrowers shall, at Borrowers' expense, assemble the Collateral and make it available to LaSalle at one or more places to be designated by LaSalle and reasonably convenient to LaSalle and Borrowers. Borrowers recognize that if either Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to LaSalle, and Borrowers agree that LaSalle shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition. Any proceeds of any disposition by LaSalle of any of the Collateral may be applied by LaSalle to the payment of expenses in connection with the Collateral including, without limitation, legal expenses and reasonable attorneys' fees (both in-house and outside counsel) and any balance of such proceeds may be applied by LaSalle toward the payment of such of the Liabilities, and in such order of application, as LaSalle may from time to time elect.

      18. INDEMNIFICATION. Borrowers, jointly and severally, agree to defend (with counsel reasonably satisfactory to LaSalle), protect, indemnify and hold harmless LaSalle, each Affiliate, Parent or Subsidiary of LaSalle, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the Collateral, the making and the management of the Loans or the use or intended use of the proceeds of the Loans; provided, however, that Borrowers shall not have any obligation hereunder to any Indemnified Party with respect to matters caused solely by or resulting solely from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Revolving Loans hereunder from the date incurred by each Indemnified Party until paid by Borrowers, be added to the

Liabilities of Borrowers and be secured by the Collateral. The provisions of this paragraph 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

      19. NOTICES. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of LaSalle shall be sent to it at One Centerpointe Drive, Suite 100, Lake Oswego, Oregon 97035,
Attention: David G. Wilson (if by telecopy to (503) 684-4665), and in the case of Borrowers shall be sent to Borrowers c/o Omni at its principal place of business as set forth on the first page of this Agreement (if by telecopy to (503) 230-9002); provided, however, that either party may designate another address or contact person for itself from time to time by notice given as provided in this paragraph.

      20. CHOICE OF GOVERNING LAW AND CONSTRUCTION. This Agreement and the Other Agreements are submitted by Borrowers to LaSalle for LaSalle's acceptance or rejection as an offer by Borrowers to borrow monies from LaSalle now and from time to time hereafter, and shall not be binding upon LaSalle or become effective until accepted by LaSalle, in writing. TO THE FULLEST EXTENT POSSIBLE, THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF OREGON AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

      21. FORUM SELECTION AND SERVICE OF PROCESS. To induce LaSalle to accept this Agreement, Borrowers irrevocably agree that, subject to LaSalle's reasonable and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN CLACKAMAS OR MULTNOMAH COUNTIES, STATE OF OREGON. BORROWERS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID COUNTIES AND STATE. Borrowers waive personal service of any process and consent that all such service of process may be made by certified mail, return receipt requested, directed to Borrowers at the address indicated in LaSalle's records; and service so made shall be complete upon receipt by Borrowers. BORROWERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWERS, OR EITHER OF THEM, BY LASALLE IN ACCORDANCE WITH THIS PARAGRAPH.

      22. MODIFICATION AND BENEFIT OF AGREEMENT. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrowers and LaSalle. Borrowers may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, Borrowers' rights, titles, interest, remedies, powers or duties thereunder. Borrowers hereby consent to LaSalle's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein including, without limitation, LaSalle's rights, titles, interests, remedies, powers and/or duties thereunder. Borrowers agree that they shall execute and deliver such documents as LaSalle may request, including amendments to this Agreement, in connection with any such sale, assignment, transfer or other disposition.

      23. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

      24. POWER OF ATTORNEY. Each Borrower acknowledges and agrees that its appointment of LaSalle as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

      25.      WAIVER OF JURY TRIAL; OTHER WAIVERS.

               (a) LASALLE, BORROWERS, AND EACH OF THEM, HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE

COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF BORROWERS OR LASALLE OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG BORROWERS AND LASALLE. IN NO EVENT SHALL LASALLE BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

               (b) BORROWERS, AND EACH OF THEM, HEREBY WAIVE ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LASALLE OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS.

               (c) Borrowers, and each of them, hereby waive demand, presentment, protest and notice of nonpayment with respect to any promissory note or other instrument, and further waive the benefit of all valuation, appraisal and exemption laws.

               (d) LaSalle's failure, at any time or times hereafter, to exercise any of its rights or remedies (including the right to establish reserves or adjust advance rates) or to require strict performance by Borrowers, or either of them, of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of LaSalle thereafter to exercise such rights or remedies or to demand strict compliance and performance therewith. Any suspension or waiver by LaSalle of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of LaSalle in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any other right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by LaSalle unless such suspension or waiver is in writing, signed by a duly authorized officer of LaSalle and directed to Borrowers specifying such suspension or waiver.

      26. ADVERTISING. Borrowers hereby authorize LaSalle to use Borrowers' names and trade names, together with variants of such names and related logotypes in advertising promoting LaSalle and the business transaction among LaSalle and Borrowers through the use of so-called "tombstones" and similar publicity.

      27. BORROWERS' ACKNOWLEDGMENT. Borrowers hereby acknowledge that they have read and fully understand and accept this Agreement and each and every provision hereof. Borrowers further acknowledge that they have had a full and adequate opportunity to have this Agreement reviewed by attorneys of their choosing and by all such other professionals of their choosing as Borrowers have deemed appropriate.

      28. JOINT AND SEVERAL LIABILITY. Except as otherwise specifically provided in this Agreement, all liabilities and obligations of Borrowers under and in relation to this Agreement and the Loans shall be joint and several.

      29. APPOINTMENT OF OMNI AS AGENT. Rail hereby appoints Omni, and each of its officers, as agents for Rail, and on its behalf to request, receive, and direct the manner of disbursement of loans; to execute and deliver certificates, instructions, agreements and other documents; to furnish information; and to take any and all other actions of every nature in connection with this Agreement and the Other Agreements, the Loans, and the Liabilities. LaSalle may rely on any such actions of Omni and its officers as fully as if such actions had been taken directly by Rail, and LaSalle shall be fully protected in doing so.

      30.      CONFIDENTIALITY.

               (a) LaSalle shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any confidential, trade secret or other non-public information ("Confidential Information") supplied to it by Borrower pursuant to this Agreement, provided that nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which LaSalle is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this paragraph 30, or (v) to counsel for LaSalle or any participant or assignee (or prospective participant or assignee). LaSalle agrees to use reasonable efforts to notify Borrower before disclosing any Confidential Information pursuant to subsections (i) or (ii) above, so that Borrower may intervene to prevent or restrict disclosure of its Confidential Information.

               (b) In no event shall this paragraph 30 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach of this paragraph 30 or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to LaSalle on a non-confidential basis from a person other than Borrower, (iii) to require LaSalle to return any materials furnished by Borrower to LaSalle or (iv) to prevent LaSalle from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of LaSalle under this paragraph 30 shall supersede and replace the obligations of LaSalle under any confidentiality letter signed prior to the date hereof.

               UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LASALLE AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LASALLE TO BE ENFORCEABLE.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

                                       LASALLE BUSINESS CREDIT, INC.


                                       By:
                                          ----------------------------------

                                       Title:
                                             -------------------------------

                                       OMNI PRODUCTS, INC.


                                       By:
                                          ----------------------------------

                                       Title:
                                             -------------------------------

                                       OMNI RAIL PRODUCTS, INC.


                                       By:
                                          ----------------------------------

                                       Title:
                                             -------------------------------

                        EXHIBIT A - CONCENTRATION LIMITS


                                          Aggregate Percentage or Total Dollar
                                           Amount of Omni's Aggregate Accounts
                                            Owing By This Account Debtor Which
Account Debtor                             May Be Included in Eligible Accounts
--------------                             ------------------------------------


CSX Transportation                                         50%

Union Pacific                                              50%

Burlington Northern                                        50%

Illinois Central Railroad Co.                              30%

Long Island Railroad                                       30%

                  EXHIBIT B - BUSINESS AND COLLATERAL LOCATIONS


Attached to and made a part of that certain Loan and Security Agreement of even date herewith among OMNI PRODUCTS, INC., OMNI RAIL PRODUCTS, INC. and LASALLE BUSINESS CREDIT, INC.


A. (1) Borrowers' and their Subsidiaries' business locations (please indicate which location is the principal place of business and at which locations originals and all copies of Borrowers' books, records and accounts are kept):

      975 S.E. Sandy Boulevard, Suite 200, Portland, Oregon 97214 (principal place of business of both borrowers).


      (2) Other locations of Collateral owned or leased by Borrowers and all post office boxes of Borrowers. Please indicate for each such location whether it is owned or leased.

      3901 South Highway I-45, Ennis, Texas 75119

      3911 Dayton Street, McHenry, Illinois 60050





B. Other locations of Collateral, including warehouses and other storage locations, processing locations and consignment locations:

      Rocla Corp., 701 W. 48th Avenue, Denver, Colorado 80215 Moore Rail Corporation, 3301 S.E. Columbia Way, Vancouver, Washington Rocla Corp., 268 Eastland Drive, Bear, Delaware 19701






C.
      Borrowers do not currently use any trade names or division names.

      Omni Rail Products, Inc. was formerly known as Creative Medical Development, Inc.

      Omni Products, Inc. was formerly known as Omni Acquisition, Inc.

      Borrowers previously used the name Omni International Rail Products, Inc.

                           EXHIBIT C - PERMITTED LIENS





  File Number    Jurisdiction                  Date Filed   Secured Party

    445757      Oregon Secretary of State       11/9/98    William E. Cook

    465415      Oregon Secretary of State       4/23/99    Edward S. Smith

    465416      Oregon Secretary of State       4/23/99    Richard A. Kreitzberg

 98-00129137    Texas Secretary of State        6/24/98    Toyota Motor Credit
                                                           Corporation

                       EXHIBIT D - COMPLIANCE CERTIFICATE

                OMNI PRODUCTS, INC. AND OMNI RAIL PRODUCTS, INC.


         Omni Products, Inc. and Omni Rail Products, Inc. ("Borrowers"), give this certificate ("Compliance Certificate") to LaSalle Business Credit, Inc. ("Lender") on and as of the date hereof and in compliance with the Loan and Security Agreement, dated June 2, 2000 by and among Lender and Borrowers (the "Loan Agreement"). Capitalized terms used in this Compliance Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

         The Borrowers hereby certify that:

         1. No Default or Event of Default exists under the Loan Agreement;

         2. No Material Adverse Effect or change in the condition, financial or otherwise, business, property, including, without limitation, with respect to environmental laws, or the results of operations of Borrowers has occurred since the date of the last compliance certificate delivered in accordance with paragraph 11 of the Loan Agreement;

         3. All insurance premiums due and payable by Borrowers have been fully paid;

         4. All taxes due and payable by Borrowers have been fully paid;

         5. No litigation, investigation or proceeding, or injunction, writ or restraining order of the type described in paragraph 13(i), 13(v) or any other section of the Loan Agreement is pending or to Borrowers' knowledge is threatened as of the date hereof;

         6. The financial statements and supporting documents appended hereto and delivered in accordance with paragraph 11 of the Loan Agreement (The "Financial Documents") are, to the best of Borrowers' knowledge, complete, correct and thoroughly present the financial condition of Borrowers;

         7. Based upon my review of the financial information provided pursuant to paragraph 14(b) of the Loan Agreement which are attached hereto for the period ending _________________, _____:

            a. Borrowers' computed Tangible Net Worth ("TNW") was $___________; the minimum Tangible Net Worth required on that date was $______________.

            b. Borrowers' Debt Service Coverage Ratio was _______ (to be completed quarterly, calculated on a rolling 12-month basis); the minimum ratio required on that date was 1.25x.

         8. Borrowers, as of the date hereof, are, to the best of Borrowers' knowledge, in full compliance with the representations, warranties, and covenants set forth in the Loan Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ______________ _____,


OMNI PRODUCTS, INC.                         OMNI RAIL PRODUCTS, INC.


By                                          By
   -------------------------------             -----------------------------

Its                                         Its
    ------------------------------             -----------------------------

                       EXHIBIT E - REPORTING REQUIREMENTS
                            UNDER STANDARD REPORTING

  INSTRUCTIONS TO OMNI PRODUCTS, INC. AND OMNI RAIL PRODUCTS INC. ("BORROWERS")
                     FOR THE HANDLING OF BORROWERS' ACCOUNT
                  WITH LASALLE BUSINESS CREDIT, INC. ("LENDER")


A.       Submitting Assignments

         1. Each Accounts Receivable Daily Loan Report must have attached a legible copy of an Invoice Register/Sales Journal showing a breakdown of invoices by account debtor, invoice number, invoice date, and dollar amounts.

         2. Proof of delivery such as bills of lading or signed delivery receipts must be maintained in your files and be available for Lender's auditors.

         3.       All accounts and invoices are to be assigned to Lender.

         4. Do not assign part of an account. Each account will be assigned in full no matter how large or small the amount of any specific invoice.

         5. Each Assignment should be prepared in duplicate, sending the original to Lender and retaining a copy for your records.

         6. All Assignments are to be signed by the President or a properly designated employee. Be sure to date and number the Daily Report. To number the reports, use the number of the month plus the sequence of the report. For example: If it is the third report for August, the report number would be 8-03.

         7.       Assignments should be submitted daily.

         8. IMPORTANT. Prepare an Assignment covering sales for the last day of each month end and have it marked FINAL for the month. DO NOT combine sales of two different months on one Assignment.

         9. All merchandise returned on invoices assigned to Lender is still under the security interest of Lender. Such merchandise must be reported as "credits." All credit memos should be properly reported to Lender as they are issued, and reporting should comply with the same procedures as for invoices. In addition, all credits such as write-offs, adjustments, and journal entries affecting the accounts receivable assigned to Lender should also be reported on a timely basis.

B.       Submitting Collections

         1. Any checks received directly by Borrowers (including non-accounts receivable checks) must be deposited in the original form with proper endorsement to the special depository account. No check may be deposited to the general bank account. All incoming wire transfers should be deposited to the special depository account.

         2. Each Accounts Receivable Daily Loan Report is required to have attached to it a listing of each check individually to customer name with totals. This list may be a copy of your Cash Receipts Journal. This listing must show the individual invoices the payments are being applied to and all discounts, allowances, and adjustments must be reflected on this list. All columns must also be totaled.

         3. The Collection Report should be prepared in duplicate, sending the original to Lender and retaining a copy for your records.

         4. Collections must be submitted every day checks are received by Borrowers, whether in a lockbox or directly by Borrowers.

         5. IMPORTANT. On the Collection Report covering remittances for the last day of each month end, mark FINAL for the month.

C.       Reporting

         For the end of each month the following reports are to be submitted to Lender per schedule below:

                  1. Summary and Detailed Accounts Receivable Aging -- due by the 10th of the following month.

                  2. Accounts Receivable Reconciliation -- due by the 10th of the following month. This report will reconcile the A/R aging to the Final Daily Loan Report for the month.

                  3. Summary and Detailed Accounts Payable Aging -- due by the 10th of the following month including any held checks.

                  4. Inventory Report and Aging - An inventory report(s), by item, in quantity and extended cost at the lower of cost or market, reconciled to consolidated balance sheet inventory, due by the 10th of the following month.

                  5. Customer Name and Address Listing -- to be submitted on a quarterly basis.

                  6. Balance Sheet and Profit and Loss Statement -- due within 30 days of the month end.

                  7. CPA - Audited Statement -- at fiscal year-end due within 90 days of fiscal year end.

                  8. Compliance Certificate -- to be completed and submitted with each financial statement and signed by the chief financial officer. The Compliance Certificate is to be submitted in a format consistent with Exhibit D of the Loan and Security Agreement.

                  The following additional information is to be submitted to
                  Lender:

                  9. Promptly as filed all 10KSB's, 10Q's and other reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                  10. Promptly as transmitted all proxy materials and other reports and information transmitted to Borrowers' shareholder;

D.       Audits

         From time to time, an auditor employed by Lender will call at your office for the purpose of checking our records against your books, and reviewing and updating all necessary credit and financial data. Please cooperate with our auditors by making available to them any information they may request.

E.       Verification of Account Debtors

         Periodically, on a random basis, a sampling of your customers' accounts receivable balances taken from your Aging may be verified by Lender for collateral control purposes. This procedure is handled on a "non-notification" basis under the name of "Andrews and Company" to protect the integrity of your financing program with Lender.

F.       Accounts Receivable Ineligible

         On a monthly basis, you will receive from Lender a list of all items on your A/R Aging that are not eligible for advance purposes. This list will be updated upon receipt of each Aging.

G.       Miscellaneous Fees

         The following fees will be charged for these services provided by
         Lender:

1.       Outgoing Fed wires - $15 per wire.

2.       Automated Funds Transfer Fee (ACH) - $50 per month.

3.       Interbank Transfers - $7.50 per transfer.

H.       Other:

         Request for advances must be telephoned to our office by no later than 10:30 a.m. PST to receive the wire that day. The deposit(s) for each day must be telephoned or faxed to our office by no later than 1:30 p.m. PST to receive credit for the deposit on the following day. Your primary contact regarding advances and reporting will be Wendy Geber, our Operations Manager. Her telephone number is (503) 684-4662 and her fax number is (503) 684-4665. Please feel free to call Wendy with any questions you should have.

                    SCHEDULE 1(a) - OMNI'S STANDARD WARRANTY


Omni warrants that its rubber and concrete railroad grade crossing surfaces will be free of material manufacturing defects and will serve the intended purpose, subject to normal road use and permitted highway vehicles, for a period of six
(6) years from the date of initial installation SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS OF WARRANTY: (a) within the notice period, Purchaser must notify Omni in writing of all defects; (b) Purchaser must agree to provide or arrange for reasonable access to the site and provide available information and Purchaser's on-site representative as may be requested by Omni; and (c) this warranty is voided and does not apply if the Panels have been improperly installed or maintained, subjected to misuse or negligence, damaged by any acts of God (such as hurricane, fire, flood, etc.), or have been repaired by any party other than Omni or its representatives, or if the railroad subgrade, ballast or trackwork were improperly prepared. THIS WARRANTY SHALL NOT APPLY IF ANY OF THE CONDITIONS TO THE WARRANTY SET FORTH ABOVE HAVE NOT BEEN MET.

                           SCHEDULE 13(i) - LITIGATION

1. Goebel v. Omni Products, Inc., et al., Third Judicial District In and For Salt Lake County, State of Utah (Civil No. 9809 12368).

2.       Usdin v. Omni Products, Inc. (civil action in Lancaster County,
         Pennsylvania).

                                             SCHEDULE 13(q) - INDEBTEDNESS

                                                     April 30, 2000


                                                                                 Short          Long       Interest
                 Account                    Creditor/Payee                       Term           Term         Rate
-------------------------------------------------------------------------------------------------------------------
A.G. Property Note                       A.G. Properties LLC                   10,283.00       12,358.00    10.00%
Coonan Subordinated Debt                 James R. Coonan                            0.00      214,500.20     7.00%



Precured Subordinated Debt               RDF Liquidating Trust                      0.00      289,712.00     7.00%
MMA (Redhawk) Subordinated Debt          MMA Partnership                            0.00      253,622.00     7.00%
(Dynasty)Cook & Kreitzberg
Subordinated Debt                        William E. Cook and                        0.00      132,125.00     7.00%
                                            Richard A. Kreitzberg
Transcontinental Subordinated Debt       Central State Bank                         0.00       45,000.00     7.00%
Lease Payable                            Toyota Motor Credit Co.                    0.00       28,200.00    10.00%

Secured Convertible Subordinated         William E. Cook                            0.00      122,580.00     8.00%
   Note-Cook
Secured Convertible Subordinated         Edward S. Smith                            0.00       30,000.00     8.00%
   Note-Smith
Secured Convertible Subordinated
   Note-Cook                             Richard A. Kreitzberg                      0.00      122,580.00     8.00%
Subordinated Note Payable-Smith          Edward S. Smith                            0.00       57,715.12     7.00%
Subordinated Note-(Rosendahl)
   Cook & Kreitzberg                     William E. Cook and                        0.00       73,728.47     7.00%
                                            Richard A. Kreitzberg
                                                                              --------------------------
Totals                                                                         10,283.00    1,382,120.79
                                                                              ==========================

              SCHEDULE 13(s) - PARENTS, SUBSIDIARIES AND DIVISIONS


Rail has one wholly-owned Subsidiary, Omni. Neither Rail nor Omni has any other Subsidiaries.

                       SCHEDULE 13(x) - LICENSE AGREEMENTS

                                      None.

                       SCHEDULE 15(a)(i) - CLOSING AGENDA


Loan and Security Agreement

Revolving Promissory Note

Term Notes:       M & E Loan
                  Omni Real Estate Term Loan
                  Rail Real Estate Term Loan
                  Capex Note

UCC-1 Financing Statements for:
         California
         Colorado
         Delaware
         Illinois
         Oregon
         Texas
         Washington

UCC-1A Fixture Filings -   Nevada County, California
                           McHenry County, Illinois
                           Ellis County, Texas

Continuing Unconditional Guaranties (Omni and Rail)

Deed of Trust (Nevada City, California)

Real Estate Mortgages (McHenry, Illinois)

Deeds of Trust (Ennis, Texas)

Environmental Indemnity Agreement (Nevada City, California)

Environmental Indemnification Agreement (McHenry, Illinois)

Environmental Indemnification Agreement (Ennis, Texas)

Title Insurance Policies

Lockbox and Blocked Account Agreement

Patent, Trademark and Copyright Security Agreement

Subordination Agreements
         James R. Coonan
         Edward S. Smith
         Richard E. Kreitzberg
         William E. Cook
         MMA Partnership
         RDF Liquidating Trust
         Transcontinental Capital Partners

Bailee Agreements - Denver, Colorado and Bear, Delaware

Landlord Waiver - Portland

Corporate Resolutions for each Borrower

Secretary's Certificate for each Borrower

Opinion Letter

Disbursement Letter

Accountant's Access Letter

Signatory Authorization Letter

Insurance Certificate(s)